Exhibit 99.3

National Art Exchange Inc

Proforma Combined Financial Statements

December 31, 2017

Contents	Page

Proforma Combined Balance Sheets	F-3

Proforma Combined Statements of Operations and Comprehensive Loss	F-4 to F-5

Notes to Financial Statements	F-6 to F-8

National Art Exchange Inc

Proforma Combined Balance Sheet

At December 31, 2017

	National Art Exchange	Superior Treasure Global	Adjustments	Combined
Assets
Current assets
Cash and cash equivalents	132,151	81,668	-	213,819
Prepaid expenses other current assets	-	152,082	-	152,082
Prepaid taxes	-	71	-	71
Due from related parties	8,076	-	-	8,076
Total current assets	140,227	233,821	-	374,048

Non-current assets
Plant and equipment, net	-	427,223	-	427,223
Prepayment for furniture and fixtures	-	335,382	-	335,382
Total Assets	140,227	996,426	-	1,136,653

Liabilities and Stockholders’ Equity
Current liabilities
Accounts and other payables	-	1,998	-	1,998
Customer deposits	-	42,147	-	42,417
Due to related parties	38,594	-	-	38,594
Total current liabilities	38.594	44,145	-	82,739

Total Liabilities	38,594	44,145	-	82,739

Stockholders’ Deficit
Registered capital	-	1	(1)	-
Common stock	288	-	140,000	140,288
Additional paid in capital	95,865,837	1,758,748	(95,645,837)	1,978,748
Shares to be issued	320,000	-	(320,000)	-
Accumulated deficit	(96,084,492)	(820,491)	95,825,838	(1,079,145)
Accumulated other comprehensive income	-	14,023	-	14,023
Total Stockholders’ Equity (Deficit)	101,633	952,281	-	1,053,914

Total Liabilities and Stockholders’ Equity	140,227	$996,426	-	1,136,653

National Art Exchange Inc

Proforma Combined Statement of Operations and Comprehensive Loss

From October 1, 2017 to December 31, 2017

	National Art Exchange	Superior Treasure Global	Proforma Adjustments	Combined
Net revenues	$-	$-	$-	$-
Cost of revenues	-	-		-
Gross profit		-

Operating expenses:
Selling and marketing	-	149,191		149,191
General and administrative	103,119	343,656		446,775
Total operating expenses	103,119	492,847		595,966

Operating loss	(103,119)	(492,847)		(595,966)

Other income (expenses):
Interest income	2	33		35

Earnings before tax	(103,117)	(492,814)		(595,931)

Tax	-	-		-

Net loss	(103,117)	$(492,814)		(595,931)

Other comprehensive income:
Foreign currency translation loss	-	19,773		19,773

Comprehensive loss	(103,117)	$(472,041)	$-	(576,158)

Loss per share
Basic and diluted earnings per share				(0.01)
Basic and diluted weighted average shares outstanding				140,288,079

National Art Exchange Inc

Proforma Combined Statement of Operations and Comprehensive Loss

From Inception to September 30, 2017

	National Art Exchange	Superior Treasure Global	Proforma Adjustments	Combined
Net revenues	$-	$-	$-	$-
Cost of revenues	-	-		-
Gross profit		-

Operating expenses:
Selling and marketing	-	51,404		51,404
General and administrative	353,718	292,682		646,400
Total operating expenses	353,718	344,086		697,804

Operating loss	(353,718)	(344,086)		(697,804)

Other income (expenses):
Interest income	-	43		43

Earnings before tax	(353,718)	(344,043)		(697,761)

Tax	-	-		-

Net loss	(353,718)	$(344,043)		(697,761)

Other comprehensive income:
Foreign currency translation loss	-	5,750		5,750

Comprehensive income	(353,718)	$(338,293)	$-	(692,011)

Loss per share
Basic and diluted earnings per share				(0.00)
Basic and diluted weighted average shares outstanding				140,288,079

National Art Exchange Inc

Notes to Financial Statements

1.	THE COMPANY AND PRINCIPAL BUSINESS ACTIVITIES

National Art Exchange, Inc. (f/k/a Tianhe Union Holdings Limited) (the “Company”) was incorporated in Nevada on May 9, 2014.

Superior Treasure Global Limited (the “STG”) was incorporated in the British Virgin Islands (“BVIs”) on November 17, 2017. STG, through its direct and indirect wholly owned subsidiaries, is in the business of business of auctioning, trading, digitizing, cataloguing and displaying Chinese art work. The STG’s operations are located in the People’s Republic of China (“PRC”).

Treasure Artwork Corporation Limited (“TAC”) was incorporated on December 28, 2017 in the Hong Kong SAR. TAC wholly owns Yuebao Industrial Management Consulting (Guangzhou) Company Limited (“WOFE”) which was established on January 17, 2018 in the PRC.

Guangzhou Cangbao Tianxia Arts Company Limited (“VIE”), which was established on March 28, 2017 in the PRC.

On April 6, 2018, TAC and Ms. Meng Xueqin and Mr. Zhou Yongyin, the owners of VIE, entered into four agreements: 1.) Shareholder Usufruct Transfer Agreement, 2.) Exclusive Management Consultation Service Agreement, 3.) Stock Equity Transfer Priority Agreement, and 4.) Stock Equity Pledge Agreement (collectively the “VIE Agreements”), whereby the TAC has been effectively given full control over the operations and direction of the assets of VIE, and TAC is the primary beneficiary of VIE.

Mr. Meng Qingxi is the sole director and shareholder of the Company; Mr. Meng Qingxi is the brother of Ms. Meng Xueqin.

Ms. Meng Xueqin and Mr. Zhou Yongyi have entrusted their beneficial ownership interests in VIE to Mr. Meng Qingxi for the purposes of establishing a shareholding structure to gain listing through a reverse merger with a public listed entity; accordingly, these are not fair market value transactions that entail consideration to be transfer from Mr. Meng Qingxi to Ms. Meng Xueqin and Mr. Zhou Yongyi in exchange for entering to the VIE Agreements. The above re-organization transactions have been accounted for as a combination of entities under common control. No goodwill and revaluation of the assets of the companies was recognized.

The Company entered into a share exchange agreement with STG on April 6, 2018, whereby 40,000,000 shares of the Company stock was issued to recipients designated by Mr. Meng Qingxi in exchange for the one outstanding share of STG, which allowed the Company to exercise control over STG and its subsidiaries and the VIE. Mr. Meng Qingxi was the control shareholder of the Company and STG; accordingly, the transaction was accounted for as a combination of entities under common control; goodwill was not recognized, and the assets and liabilities of the entities were combined at their latest reported carrying values to the time of the transaction.

For further details on the Company or STG, refer of the individual financial statements for those entities.

At the time of the issuance of these proforma combined financial statements, the Company and its subsidiaries and VIE had yet to generate revenues and profits or positive cash flows.

National Art Exchange Inc

Notes to Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The proforma combined financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars. These proforma combined financial statements are prepared on as-if basis using the historical financial statements of the two entities assuming that the combined entity existed from the beginning of the period presented in the results of operations. Actual results may not have been indicative of the proforma results presented herein.

(b)	Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

(c)	Foreign currency translation

The accompanying financial statements are presented in United States dollars (“USD”). The functional currency of the Company is the USD. The functional currency of AGW is the Hong Kong dollar (“HKD”). The functional currency of SZFY and JXFZYBL is the Renminbi (“RMB”). The financial statements of the Companies subsidiaries have been translated into United States dollars from RMB and HKD at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Exchange Rates	12/31/2017
Year end RMB : US$ exchange rate	6.50670
Average year RMB : US$ exchange rate	6.61333

Year end HKD : US$ exchange rate	7.81295
Average year HKD : US$ exchange rate	7.80795

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at the rates used in translation.

(d)	Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. The Company did not have any potentially dilutive securities outstanding during the period covered in these financial statements.

(e)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income includes the foreign currency translation adjustment and unrealized gain or loss.

National Art Exchange Inc

Notes to Financial Statements

(f)	Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable assets acquired in a business combination. In accordance with FASB ASC Topic 350, “Goodwill and Other Intangible Assets”, goodwill is no longer subject to amortization. Rather, goodwill is subject to at least an annual assessment for impairment, applying a fair-value based test. Fair value is generally determined using a discounted cash flow analysis.

3.	PROFORMA ADJUSTMENTS

Entry No.	Description	Dr.	Cr.
1	Shares to be issued	320,000
	Common stock		100,000
	Additional paid in capital		220,000

	Issue shares allocated under stock subscriptions in prior period

2	Registered capital	1
	Additional paid in capital	95,865,837
	Common stock		40,000
	Accumulated deficit		95,825,838

	Issuance of shares under share exchange agreement and recapitalization of the Company

4.	GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going-concern basis. The going-concern basis assumes that assets are realized and liabilities are settled in the ordinary course of business at amounts disclosed in the financial statements. The Company’s ability to continue as a going concern depends upon its ability to generate revenues through operations and raise additional funds via loans from related parties or raising of funds in the public market. For the three months ended December 31, 2017, the Company reported net loss of $595,931, on a combined proforma basis. The Company had an accumulated deficit of approximately $1,079,145. These conditions raise substantial doubt as to whether the Company may continue as a going concern.

In an effort to improve its financial position, the Company is working to obtain new working capital through the private and public sales of equity or debt securities to investors for cash to fund operations and further expansion. In the event, that the Company in unsuccessful, the combined Company may become insolvent.